Vencedor Energy Partners logo

March 18, 2013

Xun Energy, Inc.

12518 NE Airport Way,

Suite 148 No. 156,

Portland, Oregon, 97230

Attention: Jerry G. Mikolajczyk, President and CEO

Dear Jerry,

Re: Oil And Gas Well Location Agreement Dated August 31, 2012, Amendment #3

As discussed, the permits have been issued by the Pennsylvania Department of Environmental Protection (PA-DEP) for five (5) wells on the Rice lease.

Based on the Permit issuance by the PA-DEP and the confirmation of the financial commitments for the drilling, commissioning and commencement of production with the first 4 oil and gas wells in Venango County, Pennsylvania, we amend Section 4a of the Oil and Gas Well Location Assignment dated August 31, 2012 between Xun Energy, Inc. and Vencedor Energy Partners to read as follows:

Section 4a. INTENTIONALLY DELETED

Your acceptance of the recommended changes to Section 4a above will serve as Amendment #3 to the Oil and Gas Well Location Assignment dated August 31, 2012 between Xun Energy, Inc. and Vencedor Energy Partners.

We look forward to a mutually beneficial successful business relationship.

Kind regards,

Vencedor Energy Partners

/s/ Brian S. Ambrose

___________________________________

Brian S. Ambrose,

President

We agree to the above Amendment, #3, of Section 4a of the Oil and Gas Well Location Assignment dated August 31, 2012.

Xun Energy, Inc.

                /s/ Jerry G. Mikolajczyk                          03/18/2013

By: ____________________________________

Jerry G. Mikolajczyk, President and CEO

1048 Irvine Ave, Ste 171 Newport Beach CA 92660 / phone: fax 866-736-240 / info@vencedorenergy.com / www.vencedorenergy.com